Fund Name:     Franklin Tax-Advantaged U.S. Gov't. Secs. Fund
Period Ending:                                     12/31/94     12/31/94

                                                    MAX OFF          NAV
                 1 Yr T.Return:                      -8.17%       -4.13%
                 5 Yr T.Return:                      34.86%       40.83%
                10 Yr T.Return:                          NA           NA
                From Inception:                      76.60%       84.37%
                Inception Date:                    05/04/87     05/04/87


SEC STANDARD TOTAL RETURN


Franklin Tax-Advantaged U.S. Gov't. Secs.            AS OF:     12/31/94
Fund

                                                  MAX OFFER          NAV

ONE YEAR                                             -8.17%       -4.13%

P=                                                  1000.00      1000.00
T=                                                  -0.0817      -0.0413
n=                                                        1            1
ERV=                                                 918.30       958.70

FIVE YEAR                                             6.16%        7.09%

P=                                                  1000.00      1000.00
T=                                                   0.0616       0.0709
n=                                                        5            5
ERV=                                                1348.36      1408.46

TEN YEAR                                              0.00%        0.00%

P=                                                  1000.00      1000.00
T=                                                   0.0000       0.0000
n=                                                       10           10
ERV=                                                1000.00      1000.00

FROM INCEPTION                       05/04/87         7.70%        8.30%

P=                                                  1000.00      1000.00
T=                                                   0.0770       0.0830
n=                                                   7.6685       7.6685
ERV=                                                1766.23      1843.10

AGGREGATE TOTAL RETURN


1 YEAR                                               -8.17%       -4.13%
5 YEAR                                               34.86%       40.83%
10 YEAR                                                  NA           NA
FROM INCEPTION                                       76.60%       84.37%

30-DAY SEC YIELD                                                   7.05%
30-DAY SEC YIELD W/O WAIVER                                           NA
FISCAL YEAR-END DISTRIBUTION                                       6.83%
RATE (ON MAX OFFERING)
FISCAL YEAR-END DISTRIBUTION                                       7.13%
RATE (ON NAV)



    FPF - FRANKLIN TAX-ADVANTAGED U.S. GOVERNMENT SECURITIES FUND #355 For the period ended 12/31/94

    SEC - YIELD CALCULATION



    a = interest/dividends earned                   3,054,559

    b = expenses accrued                              261,053

    c = avg # of shares o/s                        47,352,286

    d = maximum offering price                         10.190


                               a - b
        SEC Yield= 2[(------------------------- + 1)  -1]
                                 cd


                               3,054,559  -      261,053       6
                 = 2[(----------------------------------- + 1)  -1]
                              47,352,286  *       10.190


                               2,793,506             6
                 = 2[(------------------------- + 1)  -1]
                             482,519,794


                                            6
                 = 2[(  1.00578941223297   ) -1]



    CALIFORNIA TAX FREE INCOME FUND




    15-Feb-95



                  = 2(  1.03524313060668  - 1)


                  =         0.0704862612


                  =                 7.05%